UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2013

DEEP WELL OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-24012	98-0501168
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Suite 700, 10150 – 100 Street, Edmonton, Alberta, Canada	T5J 0P6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (780) 409-8144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On August 9, 2013, Deep Well Oil & Gas, Inc. (“Deep Well” and the “Corporation” ) announced that its Board of Directors approved a distribution to its shareholders in the amount of USD $0.07 per share to be payable on September 20, 2013 (the “Payment Date”) to the holders of record of all the issued and outstanding shares of common stock of Deep Well as of the close of business on August 16, 2013, (the “Record Date”). The Corporation is filing this current report on Form 8-K for the purposes of providing its shareholders with additional information regarding the tax characteristics of the Corporation’s distribution of $0.07 per common share that was paid out on September 20, 2013 to the Corporation’s Shareholders of Record on the record date disclosed herein.

This cash distribution to Deep Well’s shareholders is not a dividend paid out of the earnings and profits, but is a non-dividend distribution characterized as a “return of capital” and is not subject to tax (and therefore nothing should be withheld for taxes).  This current report on Form 8-K does not constitute tax advice.  The Corporation encourages its shareholders to seek tax advice regarding this distribution.

Distributions that are characterized as a “return of capital” require Deep Well to post on its website, within 45 days of the Payment Date of the distribution, an Internal Revenue Service (“IRS”) Form 8937 “Report of Organizational Actions Affecting Basis of Securities”. A copy of the Corporation’s IRS Form 8937 has been posted on the Corporation’s website at www.deepwelloil.com on October 23, 2013. This posted information on Deep Well’s website is to meet the requirements of public disclosure pursuant to the U.S. Treasury Regulation Section 1.6045B-1(a)(3) and (b)(4).

The foregoing summary is qualified in its entirety by IRS Form 8937 of which is filed herewith as Exhibit 99.2.

Item 9.01  Financial Statements and Exhibits.

The Corporation issued a press release on October 23, 2013 announcing the posting of its IRS Form 8937 on the Corporation’s website, which is filed herewith as Exhibit 99.1.

(a)  Financial Statements

Not Applicable.

(d)  Exhibits to subject matter reported on this Form 8-K

Exhibit No.	Description

99.1	Press Release, dated October 23, 2013, filed herewith.
99.2	IRS Form 8937, dated September 20, 2013, filed herewith.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEEP WELL OIL & GAS, INC.

Date: October 23, 2013	By:	/s/ Curtis Sparrow
Curtis Sparrow
Chief Financial Officer

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